Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints JAMES D. MILLER and MICHAEL L. ELICH, and either of them, true and lawful attorneys-in-fact and agents, to sign a registration statement on Form S-8 to be filed by Barrett Business Services, Inc., a Maryland corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 1,000,000 shares of common stock of Barrett Business Services, Inc., and options and other awards relating thereto to be issued pursuant to the Barrett Business Services, Inc., 2009 Stock Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants to these attorneys-in-fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of this 13th day of May, 2009.

Signature	Title

/s/ William W. Sherertz	President and Chief Executive Officer and Director
William W. Sherertz	(Principal Executive Officer)

/s/ James D. Miller	Vice President-Finance, Treasurer and Secretary
James D. Miller	(Principal Financial and Accounting Officer)

/s/ Thomas J. Carley	Director
Thomas J. Carley

/s/ James B. Hicks, Ph.D	Director
James B. Hicks, Ph.D.

/s/ Roger L. Johnson	Director
Roger L. Johnson

/s/ Jon L. Justesen	Director
Jon L. Justesen

/s/ Anthony Meeker	Director
Anthony Meeker